Exhibit 10.02
FIRST AMENDMENT TO
AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT

This First Amendment to Amended and Restated Aircraft Time Sharing Agreement (“Amendment”) is effective as of August 18, 2017 by and between NuStar Logistics, L.P., a Delaware limited partnership (“NuStar”) and William E. Greehey (“Time Share Lessee”) (collectively the “Parties” or individually a “Party”).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, NuStar and Time Share Lessee entered into an Amended and Restated Aircraft Time Sharing Agreement dated September 4, 2009 (“Agreement”), for the sublease of one (1) Bombardier, Inc. model BD-100-1A10 aircraft, bearing manufacturer's serial number 20031, with FAA Registration N93NS, as further described in Schedule 1 attached hereto (the “Aircraft”);

WHEREAS, Wells Fargo Bank Northwest, National Association (“Initial Owner Trustee”) has resigned as owner trustee under that certain Trust Agreement with NuStar, dated December 7, 2007, as amended; and said agreement and related Aircraft Operating Lease Agreement, have consequently been terminated;

WHEREAS, NuStar, has appointed Bank of Utah, as owner trustee under a Trust Agreement dated August 18, 2017, and legal title to the Aircraft has been transferred by the Initial Owner Trustee to Bank of Utah, not in its individual capacity but solely as owner trustee;

WHEREAS, NuStar has entered into an Aircraft Operating Lease Agreement with Bank of Utah, as lessor, and NuStar as lessee, dated August 18, 2017; and

WHEREAS, the Parties wish to update the Agreement to reflect the new ownership and lease structure.

NOW THEREFORE, the Parties, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.All references to “Owner Trustee” and “registered Owner” in the Agreement (and all other documents executed, acknowledged or consented to by Time Share Lessee in connection therewith) shall be deemed to refer to “Bank of Utah, not in its individual capacity but solely as owner trustee,” and all other provisions in such documents shall be construed mutatis mutandis to have such effect.

2.All references to “N411SF” in the Agreement shall be deleted and replaced with FAA Registration Number “N93NS.”

3.All references to “Lessor” in the Agreement shall be deleted and replaced with “NuStar.”

4.In Sections 6.1 and 10.1 of the Agreement, all references to “2330 North Loop 1604 West, San Antonio, Texas 78248” shall be deleted and replaced with “19003 IH-10 West, San Antonio, TX 78257.”

5. Schedule 1 of the Agreement shall be deleted and replaced with Schedule 1 attached to this Amendment.

6.Except as provided by this Amendment, the Agreement shall remain unmodified and in full force and effect.

7.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures conveyed via facsimile or by other electronic means shall have the same force and effect as delivery of a manually executed counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first above written.

NuStar Logistics, L.P.
By:	NuStar GP, Inc., its general partner

/s/ Amy L. Perry
Name:	Amy L. Perry
Title:	Senior Vice President and Corporate Secretary

/s/ William E. Greehey
William E. Greehey

Signature Page
First Amendment to Amended and Restated Aircraft Time Sharing Agreement

SCHEDULE 1

Aircraft 1

Airframe:	2004 Bombardier, Inc., model BD-100-1A10 (Challenger 300)
Manufacturer’s Serial Number:	20031
FAA Registration Number:	N93NS
Engines:	Two Honeywell HTF-7000 aircraft engines, model AS907-1-1A
Engine Serial Numbers:	P118172 and P118175